                                                                    Exhibit 23.1

                        Consent of Independent Auditors






We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 2001, except for Note 16 to the consolidated financial statements as to which the date is July 25, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-62558) and related Prospectus of Principal Financial Group, Inc. dated August 2, 2001.


                                                 /s/ Ernst & Young LLP


Des Moines, Iowa
July 31, 2001